EXHIBIT 99.3

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. These methods are valid under §14-2-722 of the Georgia Business Corporation Code.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
11:59 p.m. Eastern Standard Time on February 5, 2009.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/inoc

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Issues — The Board of Directors recommends a vote FOR each of the proposals set forth below.

		For	Against	Abstain			For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Merger dated October 5, 2008 by and among Innotrac Corporation, GSI Commerce, Inc. and Bulldog Acquisition Corp.	☐	☐	☐	2.	Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

3.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign this Proxy exactly as name appears on the proxy. When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
<STOCK#>             00YYSA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — INNOTRAC CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE FEBRUARY 6, 2009
SPECIAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints Scott D. Dorfman and George M. Hare, and each of them, with full power of substitution, the proxy of the undersigned at the Special Meeting of Shareholders of Innotrac Corporation (the “Company”) to be held on February 6, 2009 and any adjournment or postponement thereof.
THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH IN THE PROXY AND ACCOMPANYING PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.